Exhibit 10.2

Execution copy

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is being executed and delivered as of December 10, 2020, by the Person named on the signature page hereto (the “Equityholder”), in favor of, and for the benefit of Silver Spike Acquisition Corp., a Cayman Islands exempted company (together with its successors, including the resulting Delaware corporation after the consummation of the Domestication (as defined below), “Parent”), and WM Holding Company, LLC, a Delaware limited liability company (together with its successors, including the surviving limited liability company in the Merger (as defined below), the “Company”). For purposes of this Agreement, Parent, the Company and the Equityholder are each a “Party” and collectively the “Parties”. Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Merger Agreement (as defined below).

R E C I T A L S

WHEREAS, pursuant to and subject to the terms and conditions of that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Silver Spike Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), the Company, and, solely in its capacity as the Holder Representative thereunder, Ghost Media Group, LLC, a Nevada limited liability company (the “Holder Representative”), among other matters, (i) Parent will domesticate as a Delaware corporation in accordance with the applicable provisions of the Companies Law (2018 Revision) of the Cayman Island and the General Corporation Law of the State of Delaware, and (ii) Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving limited liability company and a subsidiary of Parent;

WHEREAS, as of the date hereof, the Equityholder is the record and beneficial owner of the Common Units and Incentive Units, as applicable, set forth next to the Equityholder’s name on the signature pages hereto (such units, together with any other limited liability company or other equity interests of the Company beneficially owned by the Equityholder, the “Subject Units”); and

WHEREAS, the Equityholder is entering into this Agreement in order to induce Parent and the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Equityholder will directly or indirectly receive a material benefit.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Equityholder hereby covenants and agrees as follows:

Section 1. Voting.

(a)       The Equityholder agrees to take all actions necessary or advisable to execute and deliver the Company Member Approval to the Company as promptly as practicable, and in any event within three (3) Business Days, following the date that Parent receives, and notifies the Equityholder, the Company or the Holder Representative of Parent’s receipt of, SEC approval and effectiveness of the Registration Statement or Proxy Statement.

(b)       Prior to the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”), at each meeting of the Company Members, and in each written consent or resolutions of any of the Company Members in which the Equityholder is entitled to vote or consent, the Equityholder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Subject Units and any other limited liability company or other equity interests of the Company over which the Equityholder has voting power (i) in favor of, and to adopt, the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby, (ii) in favor of the other matters set forth in the Merger Agreement to the extent required for the Company to carry out its obligations thereunder, and (iii) in opposition to: (A) any Acquisition Transaction and any and all other proposals (x) that could reasonably be expected to delay or impair the ability of the Company to consummate the transactions contemplated by the Merger Agreement or any Ancillary Agreement or (y) which are in competition with or materially inconsistent with the Merger Agreement or any Ancillary Agreement or (B) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Merger Agreement or any Ancillary Agreement or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

(c)       The Equityholder agrees not to deposit, and to cause its Affiliates not to deposit, any Subject Units in a voting trust or subject any Subject Units to any arrangement or agreement with respect to the voting of such Subject Units, unless specifically requested to do so by the Company and Parent in connection with the Merger Agreement, the Ancillary Agreements or the transactions contemplated thereby.

(d)       The Equityholder agrees, except as contemplated by the Merger Agreement or any Ancillary Agreement, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any limited liability company or other equity interests of the Company in connection with any vote or other action with respect to transactions contemplated by the Merger Agreement or any Ancillary Agreement, other than to recommend that the Company Members vote in favor of the adoption of the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby (and any actions required in furtherance thereof and otherwise as expressly provided in this Section 1).

(e)       The Equityholder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the

Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby and (ii) not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the Merger.

(f)       The Equityholder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without Parent’s and the Company’s prior written consent, (i) make or attempt to make any Transfer of Subject Units, except (A) if the Equityholder is an individual, the Equityholder may Transfer any such Subject Units (1) to any member of such Equityholder’s immediate family, or to a trust for the benefit of the Equityholder or any member of such Equityholder’s immediate family, the sole trustees of which are the Equityholder or any member of the Equityholder’s immediate family or (2) by will, other testamentary document or under the laws of intestacy upon the death of such Equityholder; or (B) if the Equityholder is an entity, the Equityholder may Transfer any Subject Units to any partner, member or Affiliate of the Equityholder; provided that, in each case, such transferee of Subject Units signs a joinder to this Agreement in a form reasonably acceptable to Parent and the Company agreeing to be bound by this Section 1; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Units; or (iii) take any action with the intent to prevent, impede, interfere with or adversely affect the Equityholder’s ability to perform its obligations under this Section 1. The Company hereby agrees to reasonably cooperate with Parent in enforcing the transfer restrictions set forth in this Section 1.

(g)       In the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Units” shall be deemed to refer to and include the Subject Units as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Units may be changed or exchanged or which are received in such transaction. The Equityholder agrees during the Voting Period to notify Parent promptly in writing of the number and type of any additional Subject Units acquired by the Equityholder, if any, after the date hereof.

(h)       During the Voting Period, the Equityholder agrees to provide to Parent, the Company and their respective Representatives any information regarding the Equityholder or the Units that is reasonably requested by Parent, the Company or their respective Representatives and required in order for the Company and Parent to comply with Sections 9.05 and 9.09 of the Merger Agreement. To the extent required by applicable Law, the Equityholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Equityholder’s identity and ownership of the Units and the nature of the Equityholder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Agreements;

provided that such disclosure is made in compliance with the provisions of the Merger Agreement.

Section 2. Appointment of Holder Representative; Further Assurances

(a)       Appointment of Holder Representative. The Equityholder agrees and consents to the irrevocable appointment of Ghost Media Group, LLC, a Nevada limited liability company, as Holder Representative and as the sole agent and attorney-in-fact for and on behalf of the Holders, including the undersigned, with full power of substitution, with all of the powers and authority contemplated by (x) the Merger Agreement, including Section 12.01 and Section 12.02 thereof and (y) any agreement between Holder Representative and the Exchange Agent. The Equityholder acknowledges and agrees that any compromise or settlement of any matter by the Holder Representative as contemplated by the Merger Agreement (including Section 12.01 and Section 12.02 thereof) shall be binding upon, and fully enforceable against, the undersigned.

(b)       Further Assurances. The Equityholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Equityholder agrees that it shall, and shall cause its Affiliates to, (i) file or supply, or cause to be filed or supplied, in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, all notifications and filings (or, if required by the relevant Governmental Authorities, drafts thereof) required to be filed or supplied pursuant to applicable Antitrust Laws or other regulatory Laws as promptly as practicable after the date hereof (and all such filings shall not be withdrawn or otherwise rescinded without the prior written consent of Parent) and (ii) use its reasonable best efforts to provide, or cause to be provided, any information requested by Governmental Authorities in connection therewith.

Section 3. Restriction on Sale of Securities.

(a)       The Equityholder hereby agrees and covenants that, it will not, during the period from the date of the Closing and ending on the date that is one-hundred and eighty (180) days following the date of the Closing (the “Lock-Up Period”), (i) Transfer any limited liability company interests of the Surviving Company or any equity interests of Surviving Pubco (including shares of Surviving Pubco Class A Common Stock) received or retained as consideration under the Merger Agreement, including securities held in escrow or otherwise issued or delivered after the Closing pursuant to the Merger Agreement (collectively, the “Restricted Securities”) (a “Prohibited Transfer”). If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Parent and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 4, Parent and the Company may impose stop-transfer instructions with respect to the Restricted Securities of the Equityholder until the end of the Lock-Up Period, as well as include customary legends on any certificates for any of the Restricted Securities reflecting the restrictions under this Section 4.

(b)       Notwithstanding the provisions set forth in Section 4(a), Transfers of Restricted Securities during the Lock-Up Period are permitted (i) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (ii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iii) in the case of an individual, pursuant to a qualified domestic relations order; (iv) in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity; (v) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vi) transactions relating to Pubco Class A Common Stock or other securities convertible into or exercisable or exchangeable for Pubco Class A Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period; (vii) the exercise of any options or warrants to purchase Pubco Class A Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); (viii) Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements; (ix) Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of the Equityholder’s Restricted Securities in connection with the termination of the Equityholder’s service to the Company; (x) the entry, by the Equityholder, at any time after the Closing, of any trading plan providing for the sale of Pubco Class A Common Stock by the Equityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any Pubco Class A Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; and (xi) transaction in the event of the Surviving Company’s or the Surviving Pubco’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the equityholders of the Surviving Company or Surviving Pubco, as applicable, having the right to exchange their limited liability company interests of the Surviving Company or equity interests of Surviving Pubco for cash, securities or other property; provided, however, that, in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement with the Parent agreeing to be bound by the transfer restrictions in this Agreement.

(c)       For purposes of this Agreement, “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(d)       For purposes of this Section 3, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Equityholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

Section 4. Equityholder Representations and Warranties. The Equityholder represents and warrants to Parent and Merger Sub as follows.

(a)       Organization. If the Equityholder is not an individual, it is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Equityholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Equityholder. If the Equityholder is an individual, the Equityholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and the Equityholder’s Subject Units do not constitute community property under applicable Law.

(b)       Ownership of Subject Units. The Equityholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, and has good and valid title to, all of the Equityholder’s Subject Units (including those set forth on the Equityholder’s signature page hereto), free and clear of any Lien, or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Units), except (i) transfer restrictions under the Securities Act of 1933, (ii) prior to the Closing, the Company Operating Agreement and (iii) this Agreement. The Equityholder’s Subject Units set forth on the signature pages hereto are the only securities of the Company owned of record or beneficially by the Equityholder or the Equityholder’s Affiliates, family members or trusts for the benefit of the Equityholder or any of the Equityholder’s family members on the date of this Agreement. The Equityholder has the sole right to transfer and direct the voting of the Equityholder’s Subject Units and, other than the Company Operating Agreement, none of the Equityholder’s Subject Units are subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Units, except as expressly provided herein for the benefit of Parent. The Equityholder has the requisite voting power and the requisite power to agree to all of the matters set forth in this Agreement, with respect to all of its Subject Units, in each case necessary to perform its obligations under this Agreement, with no limitations, qualifications or restrictions on such rights.

(c)       Authority. This Agreement has been duly executed and delivered by the Equityholder and, assuming the due authorization, execution and delivery hereof by Parent and that this Agreement constitutes a legally valid and binding agreement of Parent, this Agreement constitutes a legally valid and binding obligation of the

Equityholder, enforceable against the Equityholder in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Equityholder.

(d)       Non-Contravention. The execution and delivery of this Agreement by the Equityholder does not, and the performance by the Equityholder of its, his or her obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material effect upon such Equityholder’s ability to perform its obligations under the Merger Agreement or any Ancillary Agreement or to consummate the transactions contemplated thereby, (ii) if the Equityholder is not an individual, conflict with or result in a violation of the governing documents of the Equityholder, (iii) require any consent or approval that has not been given or other action (including notice of payment or any filing with any Governmental Authority) that has not been taken by any Person (including under any Contract binding upon the Equityholder or the Equityholder’s Subject Units), except where the failure to obtain such consents or to take such actions would not reasonably be expected, individually or in the aggregate, to have a material effect upon such Equityholder’s ability to perform its obligations under the Merger Agreement or any Ancillary Agreement or to consummate the transactions contemplated thereby, or (iv) result in the creation or imposition of any Lien on the Equityholder’s Subject Units. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Equityholder is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by the Equityholder of the transactions contemplated by this Agreement that has not been obtained.

(e)       Legal Proceedings. There is no Action pending against, or to the knowledge of the Equityholder, threatened against the Equityholder or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to prevent or enjoin such Equityholder’s performance of its obligations under the Merger Agreement or any Ancillary Agreement. None of the Holder or any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to prevent or enjoin such Equityholder’s performance of its obligations under the Merger Agreement or any Ancillary Agreement.

(f)       Trusts. If the Equityholder is the beneficial owner of any Subject Units held in trust, no consent of any beneficiary of such trust is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or by the Merger Agreement.

Section 5. Finders Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Equityholder, the Company or any of their respective Affiliates in respect of the Merger Agreement, this Agreement or any of the respective transactions contemplated thereby and hereby based upon any arrangement or agreement made by or, to the knowledge of the

Equityholder, on behalf of the Equityholder, except as set forth on Section 5.15 of the Company Disclosure Schedule.

Section 6. Remedies. The Equityholder acknowledges and agrees that the rights of each party contemplated by this Agreement are unique. Accordingly, the Equityholder agrees that a remedy at law for any breach of this Agreement would be inadequate and that the Company, Parent, their Subsidiaries or their respective Affiliates, in addition to any other remedies available, shall be entitled to obtain preliminary and permanent injunctive relief to secure specific performance of such covenants and to prevent a breach or contemplated breach of this Agreement without the necessity of proving actual damage or posting a bond or other security. The Equityholder will be responsible for any breach or violation of this Agreement by its Representatives. In the event of any Action under this Agreement between the Equityholder and the Company or Parent, as applicable, the non-prevailing party in such Action as determined in a final, non-appealable decision by a court of competent jurisdiction will pay its own expenses and the reasonable out-of-pocket expenses, including reasonable attorneys’ fees and costs, incurred by the other party. The occurrence of the Closing will not relieve the Equityholder of any obligation or liability arising from any breach by the Equityholder of this Agreement prior to the Closing.

Section 7. Severability. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Without limiting the foregoing, if any covenant of the Equityholder in this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, shall be effective, binding and enforceable against the Equityholder.

Section 8. Governing Law; Submission to Jurisdiction; Waiver of Jury. Section 13.07 and Section 13.13 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

Section 9. Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any extension or waiver in favor of the Equityholder of any provision hereto shall be valid only if set forth in an instrument in writing signed by Parent and the Company; and

provided, that any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10. Headings; Interpretation; Counterparts. The provisions of Section 13.08 of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

Section 11. Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that the Company, Parent or any of their respective Subsidiaries may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of its Affiliates at any time and (ii) after the Effective Time, to any Person; provided that no such transfer or assignment shall relieve such party of its obligations hereunder or enlarge, alter or change any obligation of any other Party. Each of the Company, Parent and their respective Subsidiaries are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

Section 12. Trusts. If applicable, for purposes of this Agreement, the Equityholder with respect to any Subject Units held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

Section 13. Amendments. This Agreement may only be amended or modified by an instrument in writing signed by each of the Equityholder, Parent and the Company.

Section 14. Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email or other electronic transmission (in each case in this clause (d), solely if receipt is confirmed), addressed as follows:

(i)       If to Parent, to:

Silver Spike Acquisition Corp.
660 Madison Avenue

Suite 1600

New York, New York, 10065
Attention:   Greg Gentile
Email:           notices@silverspikecap.com

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell, LLP
450 Lexington Avenue
New York, NY 10017
Attention:   Derek Dostal
                    Lee Hochbaum
Email:          derek.dostal@davispolk.com
                     lee.hochbaum@davispolk.com

(ii)       If to the Company, to:

WM Holding Company, LLC

41 Discovery

Irvine, CA 92618
Attention:   General Counsel
Email:           legal@weedmaps.com

with copies (which shall not constitute notice) to:

Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111
Attention: Eric Jensen; Garth Osterman
Email:         ejensen@cooley.com; gosterman@cooley.com

(iii)       If to the Equityholder, to the address set forth on the signature page hereto.

Section 15. Effectiveness; Termination. This Agreement shall become effective as of the date hereof and shall automatically terminate (without the requirement of any action by any party hereto) and be of no further force or effect upon the earliest to occur of (a) the date on which the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, (b) the mutual written consent of Parent, the Company and the Equityholder and (c) the time of any modification, amendment or waiver of the Merger Agreement without Equityholder’s prior written consent that (i) decreases or changes the form of the Merger Consideration in a manner adverse to the Equityholder, (ii) imposes additional conditions to the obligations of the parties to the Merger Agreement to consummate the transactions contemplated thereby in a manner that materially adversely affects the Equityholder, (iii) modifies the conditions of the obligations of the parties to the Merger Agreement to consummate the transactions contemplated thereby in a manner that materially adversely affects the Equityholder or (iv) extends or otherwise changes the Termination Date in a manner other than as required or permitted by the Merger Agreement. Nothing in this Section 16 shall relieve any Party from liability for any intentional breach of this Agreement by such Party prior to the termination of this Agreement.

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IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

PARENT

SILVER SPIKE ACQUISITION CORP.

By:
Name: Greg Gentile
Title: Chief Financial Officer

COMPANY

WM HOLDING COMPANY, LLC

By:
Name: Christopher Beals
Title: Chief Executive Officer

 [Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

EQUITYHOLDER:

Printed Name:

Signature:

By (if an entity):

Title (if an entity):

Email:
Address:

Number of Class A-1 Units:

Number of Class A-2 Units:

Number of Class A-3 Units:

Number of Class B Units:

[Signature Page to Voting and Support Agreement]

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